Exhibit 99.1

                                                       Media contact:
                                                       Gordon R. Manuel
                                                       864-282-9448

                                                       Analyst contact:
                                                       William G. Harvey
                                                       864-282-9413


FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 28, 2004

                      BOWATER ANNOUNCES FIRST QUARTER 2004
                                FINANCIAL RESULTS

GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $32.5 million or $0.57 per diluted share, on sales of $745.3 million for the first quarter of 2004. These results compare with a net loss of $71.7 million, or $1.26 per diluted share, on sales of $630.5 million in the first quarter of 2003. Before special items, the net loss for the first quarter of 2004 was $31.5 million, or $0.55 per diluted share, compared with the 2003 first quarter net loss before special items of $51.3 million, or $0.90 per diluted share. Special items are detailed below.


                              FINANCIAL HIGHLIGHTS
                    ($ in millions, except per-share amounts)

                                                                              Three months ended
                                                                                  March 31,
                                                                             2004          2003
                                                                             ----          ----
Sales                                                                        $745.3        $630.5
Net loss                                                                     $(32.5)       $(71.7)
Loss per diluted share (In accordance with GAAP)                             $(0.57)       $(1.26)

Special Items, net of tax, (per diluted share):
Net (gain) loss on land sales and fixed assets                               $0.01         $(0.12)
Foreign exchange  loss                                                       $0.01         $ 0.37
Severance charge                                                                           $ 0.07
Adoption of new accounting standard FAS 143                                                $ 0.04
                                                                             ------------- ------------
         Loss per share excluding special items                              $(0.55)       $(0.90)
                                                                             ------------- ------------


     As anticipated, newsprint prices rose modestly in the first quarter, and the company will continue to implement the February $50 price increase during the second quarter. Shipments decreased slightly in the first quarter due to seasonality and the continuing shift from newsprint to groundwood specialties production. Operating costs per ton increased 5% in the quarter due to higher energy and wood costs. These costs are expected to return to more normal levels in the second quarter.

                                                      (more)

     Bowater's average transaction price in coated and specialty papers decreased $5 per short ton compared to the fourth quarter of 2003. Shipments rose slightly in the first quarter compared to the fourth quarter of 2003. Bowater has informed its North American customers of a $60 per short ton coated paper price increase effective June 1, 2004.

     The company's average transaction price for market pulp increased $13 per metric ton compared to the fourth quarter of 2003. In addition, Bowater implemented a $30 per metric ton price increase in North America for all grades of market pulp in April. Yesterday, the company announced a $30 price increase in North America for all paper grades of market pulp effective June 1. Shipments improved 3% compared to the fourth quarter of 2003. Bowater's average operating cost per metric ton for market pulp decreased 7% in the first quarter compared to the fourth quarter of 2003 principally due to reduced maintenance spending. In the second quarter, the company expects to incur approximately $11 million in major maintenance expense for annual outages at the Thunder Bay and Grenada facilities and a biennial outage at the Calhoun facility. As a result, market pulp and newsprint production will be reduced by 17,000 and 11,000 metric tons, respectively.

     The company's average transaction price for lumber increased by 11% and shipments increased 5% compared to the fourth quarter of 2003.

     "We are very encouraged by the stronger demand for all of our products," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "We expect higher prices and a steady improvement in our financial performance for the balance of the year."

     In the first quarter, the company issued $250 million of senior floating rate notes due March 2010 with a two year non-call provision and used the proceeds to repay bank debt. In April, the company entered into a new three year $435 million revolving credit facility.

     Bowater will hold a management conference call to discuss these financial results at 10:00 a.m. EDT, April 28, 2004. The conference call number is 888-428-4471 or 651-291-0561 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT on Wednesday, April 28, through Wednesday, May 5, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 727199.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 14 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 32 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX:BWX).

                                     (more)

         All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                               2004               2003
                                                                               ----               ----
Sales                                                                         $ 745.3          $ 630.5
Cost of sales, excluding depreciation, amortization
    and cost of timber harvested                                                567.5            516.5
Depreciation, amortization and cost of timber harvested                          86.2             82.5
Distribution costs                                                               77.0             62.1
Selling and administrative expense                                               37.0             36.8
Net gain (loss) on fixed assets and land sales(1)                                (0.9)            11.1
                                                                       -------------------   ---------------
       Operating loss                                                           (23.3)           (56.3)

Other expense (income):
    Interest income                                                              (1.0)            (1.0)
    Interest expense, net of capitalized interest                                48.2             39.9
    Foreign exchange loss                                                         0.4              8.2
    Other, net                                                                   (1.6)             0.1
                                                                        ------------------   ---------------
                                                                                 46.0             47.2
                                                                        ==================   ===============
Loss before income taxes, minority interests
and cumulative effect of accounting changes                                     (69.3)          (103.5)

Provision for income tax benefit                                                (33.8)           (30.3)
Minority interests in the net loss of subsidiaries                               (3.0)            (3.6)
                                                                        ------------------   ---------------

Loss before cumulative effect of accounting changes                             (32.5)           (69.6)
Cumulative effect of accounting changes (2)                                        -              (2.1)
                                -                                        -----------------   ---------------
Net loss                                                                      $ (32.5)          $ (71.7)
                                                                         =================   ===============
Basic loss per common share: (3)
   Loss before cumulative effect of accounting changes                         $ (0.57)          $ (1.22)
   Cumulative effect of accounting changes                                           -             (0.04)
                                                                         -----------------    --------------
    Net loss                                                                   $ (0.57)          $ (1.26)
                                                                         =================   ==============
Average common shares outstanding (3)                                            57.1              56.9
                                                                         =================   ==============
Diluted loss per common share: (3)
  Loss before cumulative effect of accounting changes                          $ (0.57)          $ (1.22)
  Cumulative effect of accounting changes                                            -             (0.04)
                                                                          -----------------   --------------
    Net loss                                                                   $ (0.57)          $ (1.26)
                                                                          =================   ==============
Average common and common equivalent shares outstanding (3)                      57.1              56.9
                                                                          =================   ==============

                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                                       March 31,       December 31,
                                                                                   2004              2003
                                                                                -------------    -------------
Current Assets:
   Cash and cash equivalents                                                        $ 35.6         $ 19.4
   Accounts receivable, net                                                          372.2          360.9
   Inventories                                                                       302.2          293.1
   Other current assets                                                              158.0          169.6
                                                                                --------------   --------------
        Total current assets                                                         868.0          843.0
                                                                                --------------   --------------
Timber and timberlands                                                               183.1          184.1
Fixed assets, net                                                                  3,481.2        3,557.3
Goodwill                                                                             828.2          828.2
Other assets                                                                         199.1          203.2
                                                                                --------------    -------------
                                                                                 $ 5,559.6      $ 5,615.8
                                                                                ==============    =============
Current liabilities:
  Current installments of long-term debt                                            $ 13.3         $ 13.4
  Short-term bank debt                                                               120.0          200.5
  Accounts payable and accrued liabilities                                           418.5          434.1
  Dividends payable                                                                   11.7           11.7
                                                                                -------------     -------------
        Total current liabilities                                                    563.5          659.7
                                                                                ===============   =============
Long-term debt, net of current installments                                        2,437.9        2,292.4
Pension, other postretirement benefits and
    other long-term liabilities                                                      488.0          481.4
Deferred income taxes                                                                450.0          500.3
Minority interests in subsidiaries                                                    66.4           69.3
Shareholders' equity                                                               1,553.8        1,612.7
                                                                                --------------    -------------
                                                                                 $ 5,559.6      $ 5,615.8
                                                                                ==============    =============



                                                                                       Three Months Ended
Consolidated Cash Flow                                                                       March 31,
                                                                                --------------------------------
                                                                                   2004                2003
                                                                                --------------     -------------
Cash flows (used for) from operating activities                                 $ (21.0)             $ 48.6
                                                                                --------------     ------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                         (18.9)              (96.3)
    Disposition of fixed assets, timber and timberlands                             1.6                11.4
                                                                                --------------     ------------
                                                                                  (17.3)              (84.9)
                                                                                --------------     ------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                  (11.5)              (11.5)
    Financing activities, net                                                      63.1                99.3
    Stock options exercised                                                         2.9                 0.2
    Other                                                                           -                   0.1
                                                                                --------------      -----------
                                                                                   54.5                88.1
                                                                                --------------      -----------
Net increase in cash and cash equivalents                                        $ 16.2              $ 51.8
                                                                                ==============      ===========

BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements


     (1) During the first three months of 2004, Bowater recorded a net pre-tax loss of $0.9 million, or $0.01 per diluted share after tax related to land sales and gains or losses on fixed assets. During the three months ended March 31, 2003, Bowater recorded a net pre-tax gain of $11.1 million, or $0.12 per diluted share after tax, related to land sales and gains or losses on fixed assets.

     (2) Effective January 1, 2003, Bowater adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

     (3) For the calculation of basic and diluted earnings per share for the three months ended March 31, 2004 and 2003, no adjustments to net income (loss) are necessary. The effect of dilutive securities is not included in the computation for the three months ended March 31, 2004 and 2003 to prevent antidilution.

     (4) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                        Three Months Ended March 31, 2004
                (unaudited, in millions except per share amounts)

                                                                 Adjustment for Special Items
                                                                                           Adoption
                                                            Land sales                      of New       GAAP as
                                                 GAAP as     & fixed   Foreign             accounting adjusted for
                                                 reported     assets   exchange Severence  standards  Special Items
                                                -------------------------------------------------------------------

Operating income (loss)                           $ (23.3)    $ 0.9       $ -       $ -       $ -      $ (22.4)
Other expense (income)
 Interest income                                     (1.0)        -         -         -         -         (1.0)
 Interest expense, net of capitalized interest       48.2         -         -         -         -         48.2
 Foreign exchange loss (gain)                         0.4         -      (0.4)        -         -            -
 Other, net                                          (1.6)        -         -         -         -         (1.6)
                                                 --------------------------------------------------------------
                                                     46.0         -      (0.4)        -         -         45.6
                                                 --------------------------------------------------------------
Loss before income taxes, minority interests
  and cumulative effect of accounting changes       (69.3)      0.9       0.4         -         -        (68.0)
Provision for income tax expense (benefit)          (33.8)      0.4      (0.1)        -         -        (33.5)
Minority interests in the net income (loss) of
 subsidiaries                                        (3.0)       -         -         -         -          (3.0)
                                                 --------------------------------------------------------------
Income (loss) before cumulative effect of
  accounting changes                                (32.5)      0.5       0.5         -         -        (31.5)
Cumulative effect of accounting changes                 -         -         -         -         -            -
                                                 --------------------------------------------------------------
Net income (loss)                                 $ (32.5)    $ 0.5     $ 0.5       $ -       $ -      $ (31.5)
                                                 ---------------------------------------------------------------
Shares                                               57.1      57.1      57.1                             57.1
                                                ---------------------------------------------------------------
 EPS                                              $ (0.57)   $ 0.01    $ 0.01       $ -       $ -      $ (0.55)
                                                ---------------------------------------------------------------
Effective tax rate                                  48.8%     44.4%    -25.0%         -         -        49.3%
                                                ---------------------------------------------------------------


                        Three Months Ended March 31, 2003
                (unaudited, in millions except per share amounts)

                                                                        Adjustment for Special Items
                                                                                           Adoption
                                                            Land sales                      of New      GAAP as
                                                  GAAP as    & fixed   Foreign             accounting adjusted for
                                                 reported     assets   exchange Severence  standards  Special Items
                                                -------------------------------------------------------------------

Operating income (loss)                           $ (56.3)  $ (11.1)      $ -     $ 6.7       $ -      $ (60.7)
Other expense (income)
 Interest income                                     (1.0)        -         -         -         -         (1.0)
 Interest expense, net of capitalized interest       39.9         -         -         -         -         39.9
 Foreign exchange loss (gain)                         8.2         -      (8.2)        -         -            -
 Other, net                                           0.1         -         -         -         -          0.1
                                                 --------------------------------------------------------------
                                                     47.2         -      (8.2)        -         -         39.0
                                                 --------------------------------------------------------------
Loss before income taxes, minority interests and
 cumulative effect of accounting changes           (103.5)    (11.1)      8.2       6.7         -        (99.7)
Provision for income tax expense (benefit)          (30.3)     (4.2)    (12.3)      2.6         -        (44.2)
Minority interests in the net income (loss)
 of subsidiaries                                     (3.6)              (0.6)        -          -         (4.2)
                                                 --------------------------------------------------------------
Income (loss) before cumulative effect of
 accounting changes                                 (69.6)     (6.9)     21.1       4.1         -        (51.3)
Cumulative effect of accounting changes              (2.1)       -         -         -        2.1         -
                                                 --------------------------------------------------------------
Net income (loss)                                 $ (71.7)   $ (6.9)   $ 21.1     $ 4.1     $ 2.1      $ (51.3)
                                                ---------------------------------------------------------------
Shares                                               56.9      56.9      56.9      56.9      56.9         56.9
                                                ---------------------------------------------------------------
 EPS                                              $ (1.26)  $ (0.12)   $ 0.37    $ 0.07    $  0.04      $ (0.90)
                                                ---------------------------------------------------------------
Effective tax rate                                  29.3%     37.8%   -150.0%     38.8%         -         44.3%
                                                ---------------------------------------------------------------


     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com).